UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2010
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN	55429
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Caribou Coffee Company, Inc. (the “Company”) maintains a sale leaseback arrangement with Arabica Funding, Inc. (“Arabica”), a third party finance company, pursuant to a Lease and License Financing and Purchase Option Agreement (the “Lease Agreement”) by and among the Company and Arabica, whereby from time to time the Company sells equipment to Arabica, and immediately following the sale, it leases back all of the equipment it sold to Arabica. Arabica then funds its obligations under the Lease Agreement through a Credit Agreement (the “Credit Agreement”) by and among Arabica, the banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”) and Wells Fargo Bank, N.A., as administrative agent. The terms of the Credit Agreement are economically equivalent to the Lease Agreement such that the amount of rent payments and unpaid acquisition costs under the Lease Agreement are at all times equal to the interest and principal under the Credit Agreement.
On November 30, 2010, the Company and Arabica entered into a first amendment (the “Lease Amendment”) to the Lease Agreement to provide that, among other things, a change in control under the Lease Agreement will occur if (i) Caribou Holding Company Limited (“CHCL”) holds less than 20% of the issued and outstanding capital stock or voting power of the Company, (ii) the persons who own all of the capital stock of CHCL own less than 51% of the Company’s capital stock or (iii) any person or group other than CHCL or the owners of CHCL becomes the direct or indirect beneficial owner of more than 35% of the outstanding capital stock or voting power of CHCL or the Company. The Lease Agreement previously provided that a change in control would occur if (i) CHCL did not own at least 51% of the Company’s capital stock or voting power, (ii) the owners of CHCL own less than 65% of the Company’s capital stock or (iii) any person or group other than CHCL or other owners of CHCL became the beneficial owner of more than 25% of the Company’s outstanding capital or voting power. The Lease Amendment also shortened the term of the Lease Agreement to December 31, 2011.
On November 30, 2010, Arabica and the Lenders also entered into a first amendment (the “Credit Agreement Amendment”) to the Credit Agreement to amend the Credit Agreement to (i) release from collateral under the Credit Agreement a portion of the common stock of the Company owned by CHCL, (ii) provide that the change in control definition under the Credit Agreement is the same as the revised definition contained in the Lease Amendment, as described above, and (iii) shorten the term of the Credit Agreement to December 31, 2011.
Copies of the Lease Amendment and the Credit Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.
The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Lease Amendment and the Credit Amendment.
Item 8.01. Other Events.
This current report on Form 8-K is also being filed for the purpose of updating the Company’s risk factors and the description of its business. An updated description of the Company’s risk factors and its business is attached hereto as Exhibit 99.1 and incorporated herein by reference. These updated risk factors should be carefully considered along with any other risk factors related to the Company’s business identified herein and in the Company’s other periodic and current reports filed with the Securities and Exchange Commission. The occurrence of any one or more of these risks could materially and adversely affect the Company’s business, financial condition and results of operations.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Lease and License Financing and Purchase Option Agreement, dated as of November 30, 2010, by and among Arabica Funding, Inc. and Caribou Coffee Company, Inc.

Exhibit No.	Description
10.2
First Amendment to Credit Agreement, dated as of November 30, 2010, by and among Arabica Funding, Inc., the banks and other financial institutions or entities party thereto and Wells Fargo Bank, N.A., as administrative agent.

99.1	Update Risk Factors and Business.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.
Date: December 6, 2010

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Timothy J. Hennessy
Timothy J. Hennessy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Lease and Licensing Financing and Purchase Option Agreement, dated as of November 30, 2010, by and among Arabica Funding, Inc. and Caribou Coffee Company, Inc.

10.2
First Amendment to Credit Agreement, dated as of November 30, 2010, by and among Arabica Funding, Inc., the banks and other financial institutions or entities party thereto and Wells Fargo Bank, N.A., as administrative agent.

99.1	Update Risk Factors and Business.